                                                                   EXHIBIT 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                  HSBC Bank USA
               (Exact name of trustee as specified in its charter)

       New York                                  13-2774727
       (Jurisdiction of incorporation            (I.R.S. Employer
       or organization if not a U.S.             Identification No.)
       national bank)

       140 Broadway, New York, NY                 10005-1180
       (212) 658-1000                             (Zip Code)
       (Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                                 HSBC Bank USA
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-5167
            (Name, address and telephone number of agent for service)

                        Portland General Electric Company
               (Exact name of obligor as specified in its charter)

       Oregon                                    93-0256820
       (State or other jurisdiction              (I.R.S. Employer
       of incorporation or organization)         Identification No.)

       121 S.W. Salmon Street
       Portland, Oregon                          97204
       (503) 464-8000                            (Zip Code)
       (Address of principal executive offices)

                              First Mortgage Bonds
                        (Title of Indenture Securities)

                                     General

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None


Item 4. Trusteeships under other indentures.

                 If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information.

         (a) Title of the securities outstanding under each such other indenture.

                 7.875% Notes due March 15, 2010


         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 Securities under other indenture rank equally with securities issued under this indenture. Securities issued under this indenture are secured by liens on certain property. Securities issued under other indenture are unsecured. So there should not be any conflict with respect to security. With respect to other matters, there should be no conflict because securities rank pari passu.

Item 16.  List of Exhibits.

Exhibit
T1A(i)                                     (1)     -        Copy of the Organization Certificate of HSBC
                                                            Bank USA

T1A(ii)                                    (1)     -        Certificate of the State of New York Banking
                                                            Department dated December 31, 1993 as to the
                                                            authority of HSBC Bank USA to commence
                                                            business as amended effective on March 29,
                                                            1999.

T1A(iii)                                           -        Not applicable.

T1A(iv)                                    (1)     -        Copy of the existing By-Laws of HSBC Bank USA as
                                                            adopted on January 20, 1994 as amended on
                                                            October 23, 1997.

T1A(v)                                             -        Not applicable.

T1A(vi)                                    (2)     -        Consent of HSBC Bank USA required by Section 321(b)
                                                            of the Trust Indenture Act of 1939.

T1A(vii)                                           -        Copy of the latest report of condition of the trustee
                                                            (September 30, 2000), published pursuant to
                                                            law or the requirement of its supervisory or
                                                            examining authority.

T1A(viii)                                          -        Not applicable.

T1A(ix)                                            -        Not applicable.


     (1) Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

     (2) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 13th day of February, 2001.



                                            HSBC BANK USA



                                            By: /s/ James M. Foley
                                               ---------------------------------
                                                 James M. Foley
                                                 Assistant Vice President

                                                               EXHIBIT T1A (vii)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires March 31, 2002
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                                Please refer to page i,
                                Table of Contents, for               [1]
                                the required disclosure
                                of estimated burden.

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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031
                                                            (19980930)
REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 2000          ----------
                                                            (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Gerald A. Ronning
----------------------------------------------
Signature of Officer Authorized to Sign Report

         11/10/00
----------------------------------------------
Date of Signature


This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

      /s/ Youssef A. Nasr
----------------------------------------
Director (Trustee)

     /s/ Bernard J. Kennedy
----------------------------------------
Director (Trustee)

    /s/ Sal H. Alfiero
----------------------------------------
Director (Trustee)

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SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
     (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

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FDIC Certificate Number      | 0 | 0 | 5 | 8 | 9 |
                             ---------------------
                                  (RCRI 9030)

'http://WWW.BANKING.US.HSBC.COM
-------------------------------------------------------------------------
     Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)

HSBC Bank USA
-------------------------------------------------------------------------
Legal Title of Bank (TEXT 9010)

Buffalo
-------------------------------------------------------------------------
City (TEXT 9130)

N.Y.                                       14203
-------------------------------------------------------------------------
State Abbrev. (TEXT 9200)           ZIP Code (TEXT 9220)

       Board of Governors of the Federal Reserve System, Federal Deposit
        Insurance Corporation, Office of the Comptroller of the Currency

                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
HSBC Bank USA                         of Buffalo
------------------------------------------------------
Name of Bank                              City

in the state of New York, at the close of business September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

ASSETS

Cash and balances due from depository institutions:
  Non-interest-bearing balances currency and coin                           $ 1,986,803
  Interest-bearing balances                                                   6,432,408
  Held-to-maturity securities                                                 4,227,953
  Available-for-sale securities                                              16,867,689
  Federal funds sold and securities purchased under
     agreements to resell                                                     2,629,177
Loans and lease financing receivables:
  Loans and leases net of unearned income                     $38,813,494
  LESS: Allowance for loan and lease losses                       531,808
  LESS: Allocated transfer risk reserve                                --
  Loans and lease, net of unearned income, allowance, and
     reserve                                                                $38,281,686
  Trading assets                                                              4,937,459
  Premises and fixed assets (including capitalized leases)                      731,615
Other real estate owned                                                          17,793
Investments in unconsolidated subsidiaries and associated
  companies                                                                   2,549,829
Customers' liability to this bank on acceptances outstanding                    226,814
Intangible assets                                                             2,969,884
Other assets                                                                  2,165,839
Total assets                                                                 84,024,949

LIABILITIES

Deposits:
  In domestic offices                                                      34,632,582
  Non-interest-bearing                                         5,234,945
  Interest-bearing                                            29,397,637
In foreign offices, Edge and Agreement subsidiaries, and
  IBFs                                                                     21,655,922
  Non-interest-bearing                                           246,990
  Interest-bearing                                            21,408,932
Federal funds purchased and securities sold under agreements
  to repurchase                                                             1,314,197
Demand notes issued to the U.S. Treasury                                    4,140,116
Trading Liabilities                                                         2,280,559
Other borrowed money (including mortgage indebtedness and
  obligations under capitalized leases):
  With a remaining maturity of or year or less                              4,396,659
  With a remaining maturity of more than one year through
     three years                                                              603,614
  With a remaining maturity of more than three years                          568,109
Bank's liability on acceptances executed and outstanding                      226,814
Subordinated notes and debentures                                           1,648,467
Other liabilities                                                           2,908,320
Total liabilities                                                          74,375,359

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                      --
Common Stock                                                                  205,000
Surplus                                                                     9,129,848
Undivided profits and capital reserves                                        310,156
Net unrealized holding gains (losses) on available-for-sale
  securities                                                                   20,473
Accumulated net gain (losses) on cash flow hedges                                  --
Cumulative foreign currency translation adjustments                           (15,887)
Total equity capital                                                        9,649,590
Total liabilities and equity capital                                       84,024,949